SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 26, 2005

VAIL BANKS, INC.
(Exact name of Registrant as Specified in its Charter)

Colorado	000-25081	84-1250561
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

0015 Benchmark Road, Suite 300 P.O. Box 6580 Avon, Colorado	81620
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(970) 476-2002

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 24, 2005, Vail Banks, Inc. (the “Registrant”) finalized a Restricted Stock Award Agreement with Dan E. Godec, President and Director of WestStar Bank, a wholly-owned subsidiary of the Registrant, and Director of the Registrant.

Pursuant to the Incentive Restricted Stock Award Agreement, Mr. Godec received a grant of 2,000 shares of common stock of the Registrant. The shares granted to Mr. Godec vest in ten equal installments on the first ten anniversaries of the grant.

A copy of the Restrictive Stock Award Agreement is filed as exhibit 10.1 hereto.

ITEM 8.01    OTHER EVENTS.

On October 26, 2005, the Registrant issued a Press Release regarding grants restricted stock, a copy of which is attached hereto as Exhibit 99.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.	Description

10.1	Restricted Stock Award Agreement, dated October 24, 2005, between the Registrant Dan E. Godec.

99	Press Release issued by the Registrant on October 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

By: /s/ Gary S. Judd
Gary S. Judd Chief Executive Officer and President

Dated: October 26, 2005